As filed with the Securities and Exchange Commission on January 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	20-4627978
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

(763) 463-1595

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian E. Farley

Chief Executive Officer

Entellus Medical, Inc.

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

(763) 463-1595

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Telephone: (714) 540-1235 Fax: (714) 755-8290	Danielle Carbone, Esq. Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000 Fax: (646) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-201237

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	262,867	$17.00	$4,468,739	$520

(1)	Fee calculated pursuant to Rule 457(a) and Section 6(b) of the Securities Act of 1933, as amended.
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered 5,031,250 shares at an aggregate offering price not to exceed $85,531,250 of Common Stock on a Registration Statement on Form S-1 (File No. 333-201237), which was declared effective by the Securities and Exchange Commission on January 28, 2015 and for which a filing fee of $9,938.74 was previously paid. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,468,739 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-201237), originally filed with the Commission by the Registrant on December 23, 2014, as amended (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth, Minnesota, on January 28, 2015.

Entellus Medical, Inc.

By:	/s/ Brian E. Farley
Name:	Brian E. Farley
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian E. Farley Brian E. Farley	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 28, 2015

/s/ Thomas E. Griffin Thomas E. Griffin	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	January 28, 2015

* Joshua Baltzell	Director	January 28, 2015

* Shawn McCormick	Director	January 28, 2015

* David Milne	Director	January 28, 2015

* Guido Neels	Director	January 28, 2015

*By:	/s/ Brian E. Farley
Brian E. Farley
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of Attorney

+	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-201237), originally filed with the Securities and Exchange Commission on December 23, 2014 and incorporated by reference herein.